SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): February 24, 2004

CNL RETIREMENT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5. Other Events and Required FD Disclosure.

        Reference is made to the press release dated February 24, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

                 Exhibit No. 99.1 Press Release dated February 24, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2004	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

        Exhibit No. 99.1. Press Release dated February 24, 2004.

        Exhibit 99.1

Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release February 24, 2004

CNL  Retirement Properties, Inc. Acquires a Portfolio of 19 Horizon Bay Senior Communities’

        CNL to Acquire One Additional Community from Affiliates of WHSLH, L.L.C.

ORLANDO, Fla. – CNL Retirement Properties, Inc., a leading real estate investment trust in the seniors’ housing industry, today announced it has completed the acquisition of a portfolio of Horizon Bay Senior Communities (“Horizon Bay”) for approximately $537.5 million from affiliates of WHSLH Realty, L.L.C. Horizon Bay will continue to manage the properties under new long-term management agreements, and affiliates of WHSLH Realty, L.L.C. will remain the tenant.

The total acquisition includes 19 seniors’ housing properties with approximately 3,400 units located in Alabama, Arizona, California, Florida, Illinois, Rhode Island and Texas. The transaction marks CNL Retirement Properties, Inc.‘s entrance into the Arizona and Rhode Island markets.

“We are extremely pleased to have significantly increased our portfolio with these 19 exceptional seniors’ housing facilities,” said Thomas J. Hutchison III, chief executive officer and president of CNL Retirement Properties, Inc. “We are also excited to further our relationship with Horizon Bay, a leading operator of seniors’ housing and a company which shares our commitment to the future of senior care.”

The acquisition of one additional property in the Horizon Bay portfolio is expected to close during the first quarter of 2004. The acquisition is subject to customary closing conditions, and there are no assurances that all of the closing conditions will be satisfied or that this facility will be acquired by CNL Retirement Properties, Inc.

About CNL Retirement Properties, Inc.

CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the acquisition of quality independent and assisted living communities and continuing care retirement communities. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies.

-More-

CNL Retirement Properties, Inc. Acquires a Portfolio of 19 Horizon Bay Senior Communities', 2

CNL Financial Group, Inc. and the entities it has formed or acquired have over $9.5 billion in assets, representing more than 4,000 properties in 49 states and Canada.

About Horizon Bay Senior Communities

Horizon Bay Senior Communities, headquartered in Tampa, Fla., operates 22 seniors housing communities in eight states. The Horizon Bay portfolio includes independent living and continuum of care retirement communities. Horizon Bay also offers specialty programs for seniors, including Harbor Courts for the memory impaired, and the LiveWell! Program, which focuses on resident wellness. The Horizon Bay Web site is www.horizonbay.com.

About WHSLH Realty, L.L.C.

WHSLH Realty, L.L.C. is owned by the Whitehall Street Real Estate Funds, which are private real estate investment funds managed by Goldman, Sachs & Co.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.